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Exhibit 10.1


                               [uWink Letterhead]

October 26, 2006
Willliam Hines
3 Blue Grouse Rd
Littleton, CO 80127

Dear Mr. Hines:

Reference is made to the $100,000, 10% Convertible Note, dated September 8, 2005 between uWink, Inc. (the Company) and you. This letter will confirm our agreement regarding the note as follows:

Effective as of the date hereof, you hereby agree to convert the $100,000 principal amount and $11,555 in accrued interest outstanding under the note into shares of common stock at a conversion of $1 per share. In accordance with the terms of the note, you will be entitled to an additional 20% of such amount in shares of common stock, such that the total amount to be converted is $133,866. As such, you hereby agree to accept 133,866 shares of common stock of the company, in full and final satisfaction of the company's obligations to you under the note.


Best,

/s/ Nolan K. Bushnell
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Nolan K. Bushnell
Chairman and CEO

Agreed and accepted:

/s/ William Hines
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William Hines